Exhibit 99.1

Company Investor/ Media Contact:	Tailwind Capital Media Contact:
dj Orthopedics, Inc.	Citgate Sard Verbinnen
Mark Francois	Cassandra Bujarski
Director of Investor Relations	(212) 687-8080
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJ ORTHOPEDICS TO ACQUIRE AIRCAST INCORPORATED

- Adds Critical Mass Worldwide in Core Non-Operative Orthopedic Business -

- Provides Access to New Vascular Products to Prevent Deep Vein Thrombosis -

- Conference Call Today at 10:00 AM Pacific Time, 1:00 PM Eastern Time -

- Live Webcast Provided -

SAN DIEGO, CA February 27, 2006 — dj Orthopedics, Inc., (NYSE: DJO), a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets, today announced that it has signed a definitive agreement to purchase Aircast Incorporated from its stockholders, including majority owner Tailwind Capital, for approximately $290 million in cash.  The transaction is expected to be completed as early as March 30, 2006, subject to customary governmental approvals and closing conditions.  dj Orthopedics said that for the year ended December 31, 2005, Aircast generated unaudited revenue and EBITDA (before certain non-recurring charges) of approximately $96.8 million and $24.4 million, respectively.  dj Orthopedics expects the acquisition to be highly accretive to earnings following the integration of the Aircast business, which is expected to occur over a six to nine month period post-closing.  The Company said that its earnings during the initial quarters after closing will be impacted by a one-time charge to write-off approximately $2.3 million of unamortized deferred debt issue costs associated with its existing credit facility, which will be terminated in connection with the acquisition, increased costs of goods sold due to a required purchase accounting write-up of inventories acquired in the transaction and certain costs related to the integration.

Wachovia Securities acted as financial advisor to dj Orthopedics and Wachovia Bank, NA has provided an underwritten commitment for senior debt financing for the acquisition.

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Aircast is a leading designer and manufacturer of orthopedic devices, including ankle bracing products, and vascular systems.  The company has a 30-year track record of consistent revenue growth and cash flow generation, built from its focused portfolio of products with proven clinical benefits and long-standing relationships with key opinion leaders.  In addition to ankle braces, Aircast’s orthopedic product line includes a broad array of cold therapy systems, fracture boots and specialty products.  The vascular systems business includes products to prevent deep vein thrombosis (DVT), which can occur after surgery.

“We are pleased to announce the signing of an agreement to acquire Aircast,” said Les Cross, President and CEO of dj Orthopedics.  “Similar to dj Orthopedics, Aircast has established itself as a high quality provider of non-operative orthopedic products with strong relationships within the orthopedics community.  This acquisition will combine two of the most widely recognized brands in non-operative orthopedics, DonJoy and Aircast, with a sales force comprised of the entire current dj Orthopedics and Aircast teams.

“The acquisition of the Aircast business will fit directly into the competencies of dj Orthopedics and represents an important catalyst to our sales and earnings growth strategies on several fronts.  It will enhance our Domestic Rehabilitation business with another strong brand that has extensive distribution into orthopedic surgeon’s offices and hospitals nationwide.  Aircast’s products are complementary to our own and the distribution synergies should create exciting cross-selling opportunities for all the product lines.  With a larger sales presence, the combined sales organization will also generate substantial benefits for our customers, through enhanced order efficiency and improved customer service.  We will be very pleased to welcome Aircast’s worldwide sales team to dj Orthopedics and we look forward to a seamless transition.  With dj Orthopedics’ award-winning product development and manufacturing operations, customers will continue to benefit from innovative new technologies and high standards of product quality.

“Additionally, with more than a third of Aircast’s business outside the U.S., the acquisition will nearly double the size of our International segment.  Aircast’s business will add a direct sales presence in new geographies where we presently utilize local distributors, enabling us to strengthen our presence in those markets.  Aircast will also add critical mass to our direct sales efforts in Germany, the U.K., France and the Nordic countries and will bring important infrastructure to our growing European business.

“While Aircast will strengthen our core business segments, the acquisition will also open up new opportunities for the Company in the growing hospital-based vascular systems business.  DVT prophylaxis is an important component of post-surgical care, and Aircast’s VenaFlow® system is expected to be a solid contributor to our future growth.  Blood clots from DVT can cause pulmonary embolism (PE), a leading

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cause of death in hospitals.  Many of these deaths are preventable through DVT prophylaxis.  Aircast’s VenaFlow product utilizes patented technology that combines the benefit of graduated sequential compression with advances in rapid inflation to help patients maintain good circulation after surgery to prevent DVT and PE from occurring.

“Finally, on an operating basis, expected synergies from the integration of the Aircast business should greatly enhance our earnings growth.  There is a significant opportunity to improve the combined company’s gross profit margin as we integrate Aircast’s U.S.-based manufacturing operations into our existing manufacturing facilities.  And, with less than 200 SKU’s in the Aircast portfolio, the integration should represent fairly low risk for us.  We should also achieve meaningful operating expense synergies as Aircast’s U.S. general and administrative functions are integrated into our existing operations.  Operating cash flow from the combined organization should be quite strong, enabling rapid repayment of the debt we are adding to complete the transaction.”

Douglas M. Karp, Managing Partner of Tailwind Capital said, “The combination of Aircast and dj Orthopedics will create a global best-in-class orthopedic business that will provide clinically superior products and enhanced customer service to physicians, hospitals and their patients.  This combination will continue the heritage of Aircast product quality and innovation, and will also generate an excellent return for our investors.”

Conference Call Information

dj Orthopedics has scheduled a conference call to discuss this announcement beginning at 1:00 PM, Eastern Time, 10:00 AM Pacific Time today, February 27, 2006.  Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 6002965.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the above reservation code.  The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

About dj Orthopedics

dj Orthopedics is a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets.  Marketed under the DonJoy and ProCare brands, the Company’s broad range of over 600 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation

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devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 50 other countries through networks of agents, distributors and its direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers and other healthcare professionals.  For additional information on the Company, please visit www.djortho.com

About Tailwind Capital

Tailwind Capital is an independent private equity firm that manages the $1.3 billion TWCP Funds and is focused on control investments in the growth sectors of the economy including healthcare, media/communications and business services.  Tailwind’s team of investment professionals brings to bear an exceptional combination of private equity and operating experience in addition to capital — providing Capital Plus — working closely with management teams as middle-market businesses confront the challenges of rapid growth, strategic transformation and global competition.  Tailwind’s portfolio companies include Concord Music Group (recorded music) Hospital Partners of America (hospital management), NextMedia (radio broadcasting and outdoor advertising), TowerCo (communication services) and Trover Solutions (insurance subrogation services).  Tailwind is headquartered in New York with offices in San Francisco.  For additional information on Tailwind, please visit www.tailwindcapital.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding dj Orthopedics’ (the Company) intention to acquire Aircast Incorporated and the acquisition’s impact on dj Orthopedics’ future growth and profitability.  dj Orthopedics undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Forward looking statements include references to the expected closing date for the acquisition; and the Company’s belief that the acquisition will provide improved margins for dj Orthopedics as Aircast’s business is integrated into dj Orthopedics’ operations. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions that might cause actual results to differ significantly from those expressed in or implied by such forward-looking statements, including the risk that the Company may not be able to implement its business strategy relative to the acquisition and may not achieve anticipated future revenue and earnings; the risk that the approvals and other conditions to closing are not obtained or satisfied, including clearance by US antitrust regulators; risks that the integration of the acquired operations takes longer and is more costly than anticipated; risks relating to the potential write-off of previously deferred expenses related to the acquisition if it is not consummated; and competitive products or technologies and/or competition in the

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marketplace that can undermine the Company’s sales and profitability goals of the combined businesses.  Other risk factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on February 16, 2006 with the Securities and Exchange Commission.

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